Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of April 13, 2026, is by and among JX Luxventure Group Inc., a corporation organized under the laws of the Marshall Islands (the “Company”), Dazzly Investment, Inc., a privately held corporation organized under the laws of the Marshall Island (“Seller”), and the shareholders of the Seller listed on the signature page hereto (each a “Shareholder” and collectively the “Shareholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Company is a publicly traded reporting company whose securities are listed on the Nasdaq Capital Market; and

WHEREAS, the Shareholders collectively own an aggregate of 35,000 shares of common stock 0.01 par value per share of the Seller (the “Seller Securities”), representing one hundred percent (100%) of the issued and outstanding equity of the Seller; and

WHEREAS, subject to the terms and conditions of this Agreement, the Parties desire to effect a transaction (the “Transaction”) whereby the Company will purchase an aggregate of 3,500 shares of the Seller Securities (the “Purchased Shares”) from the Shareholders (500 Purchased Shares from each Shareholder on a pro rata basis), in consideration for the issuance of an aggregate of 2,783,046 shares (the “Exchange Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), representing thirty (30%) of the issued and outstanding shares of the Company’s Common Stock on a pre-transaction basis, to the Shareholders on the pro rata basis; and

WHEREAS, the board of directors of the Company and the Seller, respectively, and the Shareholders, have approved this Agreement, and each of them has determined that this Agreement and the Transaction contemplated hereby are advisable and in the respective best interests of each Party.

NOW, THEREFORE, in consideration of the foregoing, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follow:

AGREEMENT

ARTICLE I
Description of Transaction

1.1 The Transaction. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), each Shareholder hereby irrevocably assigns, transfers and delivers to the Company, free and clear of all of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances (collectively, “Liens”), the Purchased Shares held by such Shareholder as legal and beneficial owner as set forth opposite such Shareholder’s name on Exhibit A and any and all rights associated with such Purchased Shares held by such Shareholder, in exchange for a number of newly issued, fully paid and non-assessable Exchange Shares of the Company, as indicated on Exhibit A.

1.2 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place remotely, via electronic exchange of documents, upon satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transaction contemplated hereby on the date and time as the Parties may mutually determine (the “Closing Date”).

1.3 Deliveries Prior to the Closing. At or prior to the Closing, the Parties shall deliver the following documents and instruments:

(a) Each Shareholder shall deliver to the Company the certificate(s) or, alternatively, the registration documents, representing their Purchased Shares owned by each such Shareholder, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in a form acceptable to the Seller or its transfer agent, as may be required under applicable law, including, without limitation, recording such transfer in the share registry maintained by the Seller, in accordance with the laws of the Marshall Islands, for such purpose;

(b) The Company shall deliver to the Shareholders a copy of the transfer agent instruction letter that instructs the Company’s stock transfer agent to issue the Exchange Shares in book entry form to the Shareholders as indicated on Exhibit A.

(c) Each of the Seller and the Company shall deliver to other Parties a certificate executed by the chief executive officer or chief financial officer, as required by Sections 5.1 and 5.2.

(d) Each Party shall deliver to other Parties a copy of this Agreement, duly executed by such Party;

1.4 Post-Closing. Promptly following the Closing, the Company shall cause its transfer agent to deliver to the Shareholders the statements reflecting the Shareholders’ ownership of the Exchange Shares as set forth on Exhibit A.

ARTICLE II
Representations and Warranties of the Seller

Seller represents and warrants to the Company, except as set forth in the disclosure schedules provided in connection herewith (the “Seller Disclosure Schedules”) as of the date hereof (only if such applicable entity is then existing) and the Closing Date, as follows:

2.1 Due Organization and Good Standing. Each of the Seller and its wholly-owned subsidiary, Lang Hui Trade Limited (the “Subsidiary”) is a corporation or another type of entity duly incorporated, validly existing, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority (corporate and other) necessary to own, lease or hold its properties and to conduct the businesses as presently conducted. All outstanding Seller Securities are duly authorized, validly issued, fully paid and non-assessable and is not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, the Seller Organic Documents or any Contract (as defined below) to which the Seller is a party or otherwise bound.

2.2 Capitalization. All issued and outstanding Seller Securities are legally issued, fully paid, and non-assessable, were issued in accordance with all applicable securities laws and not in violation of the preemptive or other rights of any person. Prior to giving effect to the Transaction, the Shareholders are the legal and beneficial owners of all of the issued and outstanding Seller Securities, as set forth on Section 2.2. of the Seller Disclosure Schedules, all of which are owned free and clear of any Liens (other than those imposed under applicable securities laws). The Purchased Shares to be delivered by the Shareholders to the Company at the Closing will constitute 10% of the issued and outstanding Seller Securities as of the Closing Date. As of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Seller is a party or by which the Seller is bound (i) obligating the Seller to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or any security convertible or exercisable for or exchangeable into any Seller Securities, (ii) or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to Shareholders.

2.3 Authority; Execution and Delivery; Enforceability. Seller has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, certificate, and instrument in connection with or pursuant to this Agreement (collectively, the “Ancillary Documents”) to which it is a party and to consummate the Transaction. The execution and delivery by the Seller of this Agreement and the Ancillary Documents to which it is party and the consummation by the Seller of the Transaction shall, prior to the Closing, have been duly authorized and approved by the Board of Directors of the Seller and the Shareholders. No other corporate proceedings on the part of the Seller are necessary to authorize this Agreement, the Ancillary Documents to which it is party, and the Transaction. When executed and delivered, this Agreement and the Ancillary Documents to which it is party will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with their terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which the Seller is subject.

2.4 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened in writing against or affecting the Seller and its Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (“Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Seller Material Adverse Effect. Neither the Seller or its Subsidiary, is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

2.5 No Conflicts. The execution and delivery by the Seller of this Agreement and the Ancillary Documents to which it is party does not, and the consummation of the Transaction and compliance with the terms hereof and thereof will not (i) conflict with, or result in any violation of any provision of the Seller’s certificate or articles of incorporation, bylaws or other organizational or charter documents (the “Seller Organic Documents”), (ii) conflict with or result in the creation of any Lien upon any of the properties or assets of the Seller or its Subsidiary or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation of any agreement, credit facility, debt or other instrument (evidencing a Company or the Subsidiary debt or otherwise) or other understanding (a “Contract”) to which the Seller or its Subsidiary is bound or affected, (iii) will not require the consent of Governmental Entity under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”), and (iv) will not violate any Laws applicable to the Seller; and (iii) will not violate or breach any contractual obligation to which the Seller is a party or the Shareholder or its properties, or assets are otherwise bound.

2.6 Contracts. Except as disclosed in Section 2.6 of the Seller Disclosure Schedules, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Seller and its Subsidiary and affiliates taken as a whole. None of the Seller or its Subsidiary is in violation of or in default under any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or on the ability of the Seller to consummate the Transaction (a “Seller Material Adverse Effect”).

2.7 Transactions With Affiliates and Employees. Except as set forth in Section 2.7 of the Seller Disclosure Schedules, none of the officers or directors of the Seller or its Subsidiary is presently a party to any transaction with the Seller and its Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.8 No Additional Agreements. The Seller or its Subsidiary does not have any agreement or understanding with any Shareholder with respect to the transactions other than as specified in this Agreement.

2.9 Disclosure. Seller confirms that neither it nor any person acting on its behalf has provided the Shareholders or their respective agents or counsel with any information that the Seller believes constitutes material, non-public information, except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Company under a report on Form 6-K filed after the Closing. Seller understands and confirms that the Company will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures and information provided to the Company regarding the Seller, its Subsidiary, their respective businesses and the transactions, furnished by or on behalf of the Seller are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.10 Absence of Certain Changes or Events. Except in connection with the Transaction and as disclosed in Section 2.10 of the Seller Disclosure Schedules, since inception, Seller has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Seller Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Seller Material Adverse Effect;

(c) any waiver or compromise by the Seller of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Seller, except in the ordinary course of business and the satisfaction or discharge of which would not have a Seller Material Adverse Effect;

(e) any material change to a material Contract by which the Seller or any of its assets is bound or subject;

(f) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and does not materially impair the Seller’s ownership or use of such property or assets;

(g) any loans or guarantees made by the Seller to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h) any declaration or payment of dividend or distribution of cash or other property to the Shareholders or any purchase, redemption or agreements to purchase or redeem any Seller Securities;

(i) any arrangement or commitment by the Seller to do any of the things described in this Section.

2.11 Regulatory Permits. Seller and its Subsidiary possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as described in Section 2.11 of the Seller Disclosure Schedules.

ARTICLE III
Representations and Warranties of Shareholders

Each Shareholder, severally, and not jointly, represents and warrants to the Company, as of the date hereof and the Closing Date, as follows:

3.1 Good Title. Each such Shareholder is the record and beneficial owner and has good and marketable title to 500 Purchased Shares, with the right and authority to sell and deliver such Purchased Shares to the Company as provided herein. There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which each such Shareholder is a party or by which such Shareholder is bound, with respect to the voting or transfer of such Shareholder’s Purchased Shares other than this Agreement. Upon acquiring the Purchased Shares by the Company from each Shareholders, the Company will receive good title to all 3,500 Purchased Shares, free and clear of all Liens.

3.2 Power and Authority. The Shareholder has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and the Ancillary Documents to which it is party, to perform such Shareholder’s obligations hereunder and thereunder and to consummate the Transaction contemplated hereby and thereby. All acts required to be taken by the Shareholder to enter into this Agreement and each Ancillary Document and to carry out the Transaction have been properly taken. Each of this Agreement and Ancillary Documents constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof and thereof.

3.3 No Consents. The execution and delivery of this Agreement and each Ancillary Document by the Shareholder and the performance by the Shareholder of obligations hereunder and thereunder in accordance with the terms hereof and thereof: (i) will not require the consent of Governmental Entity under any Laws; (ii) will not violate any Laws applicable to the Shareholder; and (iii) will not violate or breach any contractual obligation to which the Shareholder is a party.

3.4 No Finder’s Fee. The Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transaction that the Seller or the Company will be responsible for.

3.5 Purchase Entirely for Own Account. The Exchange Shares proposed to be acquired by the Shareholder hereunder will be acquired for investment for Shareholder’s own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

3.6 Available Information. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Shares.

3.7 Restricted Shares. The Shareholder understands that the Exchanges Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein. The Shareholder further acknowledges that if the Exchange Shares are issued to the Shareholder in accordance with the provisions of this Agreement, such Exchange Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.8 Legends. Shareholders understands that the Exchange Shares will bear the following legend or another legend that is similar to the following:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

3.9 Shareholder Status and General Solicitation. If the Shareholder is not a U.S. Person, such Shareholder (i) acknowledges that the Exchange Shares contain a customary restrictive legend restricting the offer, sale or transfer of any Exchange Shares except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by such Shareholder of Exchange Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Exchange Shares was made to such Shareholder outside of the United States, and such Shareholder was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase Exchange Shares in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) has purchased the Exchange Shares for its own account and not for the account or benefit of any U.S. Person, and (vii) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, each Shareholder understands that the statutory basis for the exemption claimed for the sale of the Exchange Shares would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. In addition, the Shareholder is not purchasing the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.10 Shareholder Acknowledgment. The Shareholder acknowledges that he or she has read the representations and warranties of the Company set forth in Article III herein and such representations and warranties are, to the best of his or her knowledge, true and correct as of the date hereof.

ARTICLE IV
Representations and Warranties of the Company

The Company represents and warrants to the Shareholders and the Seller as of the date hereof and the Closing Date, that, except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the SEC and publicly available prior to the date of the Agreement (the “Company SEC Documents”):

4.1 Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the Marshall Islands and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”). The Company is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to the Company true and complete copies of the articles of incorporation of the Company, as amended to the date of this Agreement and the Bylaws of the Company, as amended to the date of this Agreement.

4.2 Subsidiaries; Equity Interests. Except as set forth in the Company SEC Documents, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

4.3 Capital Structure. The authorized capital stock of the Company consists of One Hundred Fifty Million (150,000,000) shares of Common Stock out of which 9,276,831 shares of Common Stock are issued and outstanding; and Five Million (5,000,000) shares of preferred stock with a par value of US $0.0001, out of which 1,240,000 shares of Series A Convertible Preferred Stock; 150,000 shares of Series C Convertible Preferred Stock; 80,000 shares of Series D Convertible Preferred Stock; and 24,000 shares of Series F Convertible Preferred Stock are issued and outstanding. Except as stated in this Agreement or set forth in the Company SEC Documents, no other shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of the Company are, and all such shares that may be issued prior to the date hereof will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the laws of the Marshall Islands. Except as set forth in the SEC Documents, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Company’s Common Stock may vote. Except in connection with the Transaction or as described in the SEC Documents, as of the date of this Agreement, there are no Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in the Company, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company. As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. Other than as set forth in the SEC Documents, the Company is not a party to any agreement granting any security holder of the Company the right to cause the Company to register shares of the capital stock or other securities of the Company held by such security holder under the Securities Act.

4.4 Authority; Execution and Delivery; Enforceability. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transaction have been duly authorized and approved by the Board of Directors of the Company. Except for the approval by the Company’s shareholders, no additional approval or other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transaction. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

4.5 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the Amended and Restated Articles of Incorporation or bylaws of the Company; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any agreement or other instrument to which the Company is a party.

4.6 No Consent, No registration, declaration or filing with, or permit from, any Governmental Entity or regulatory authorities is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transaction, other than the (A) filing with the SEC of a report on Form 6-K disclosing the Transaction contemplated hereby, including all required exhibits thereto; (B) submission of the Listing of Additional Shares Notification Form by the Company pursuant to the listing rules of the Nasdaq Capital Market (“Nasdaq”) at least 15 calendar days prior to the issuance of the Exchange Shares, provided that the Company does not receive any comments from Nasdaq, or if the Company receives any comments from Nasdaq, upon clearance of such comments;.

4.7 SEC Documents; Undisclosed Liabilities. Each Company SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

4.8 Absence of Certain Changes or Events. Except as disclosed in the filed Company SEC Documents, from the date of the most recent audited financial statements included in the filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Company SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c) any satisfaction or discharge of any Lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(d) any material change to a material Contract by which the Company or any of its assets is bound or subject;

(e) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(f) any resignation or termination of employment of any officer of the Company;

(g) any mortgage, pledge, transfer of a security interest in, or Lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(h) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; or

(j) any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans.

4.9 Litigation. Except as disclosed in the Company SEC Documents, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Company Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

4.10 Compliance with Applicable Laws. Except as disclosed in the Company SEC Documents, the Company is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

4.11 Contracts. Except as disclosed in the Company SEC Documents, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company taken as a whole. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

4.12 Title to Properties. Except as disclosed in the Company SEC Documents, the Company has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted. The Company has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.

4.13 Intellectual Property. The Company owns or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of the Company taken as a whole. No claims are pending or, to the knowledge of the Company, threatened that the Company is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, no person is infringing the rights of the Company with respect to any Intellectual Property Right.

4.14 Transactions With Affiliates and Employees. Except as set forth in the Company SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any material transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.15 No Additional Agreements. The Company does not have any agreement or understanding with the Shareholders with respect to the Transactions other than as specified in this Agreement.

4.16 Investment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.17 Disclosure. The Company confirms that neither it nor any person acting on its behalf has provided to the Seller or the Shareholders or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Company under a report on Form 6-K filed after the Closing. All disclosure provided to the Shareholders regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V
Conditions to Closing

5.1 Seller and Shareholders Conditions Precedent. The obligations of the Shareholders and the Seller to enter into and complete the Closing is subject, at the option of the Shareholders and the Seller, to the fulfillment on or prior to the Closing Date of the following conditions.

(a) Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date. The Company shall have delivered to the Shareholders and the Company, a certificate executed by the chief executive officer or chief financial officer, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transaction or to seek damages or a discovery order in connection with such Transaction, or which has or may have, in the reasonable opinion of the Seller or the Shareholders, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

(c) SEC Reports. The Company shall have filed all reports and other documents required to be filed by Company under the U.S. federal securities laws through the Closing Date.

(d) Compliance with Nasdaq. The Company shall have submitted the Listing of Additional Shares Notification Form to Nasdaq at least 15 calendar days prior to the Closing and the issuance of the Exchange Shares; the Company obtained approval from the Company’s shareholders to issue the Exchange Shares and to consummate the Transaction, in compliance with Nasdaq Listing Rule 5635(a); the Company shall have maintained its status as a company whose common stock is listed on Nasdaq, and the Company shall not have received any notice that any reason shall exist as to why such status shall not continue immediately following the Closing.

(e) No Suspensions of Trading in the Company Stock; Listing. Trading in the Company’s Common Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Company Stock shall have been at all times since such date listed for trading on a trading market.

(f) Satisfactory Completion of Due Diligence. The Seller and the Shareholders shall have completed their legal, accounting and business due diligence of the Company and the results thereof shall be satisfactory to the Seller and the Shareholders in their sole and absolute discretion.

5.2 Company Conditions Precedent. The obligations of the Company to enter into and complete the Closing are subject, at the option of the Company, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company in writing.

(a) Representations and Covenants. The representations and warranties of the Shareholders and the Seller contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholders and the Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and the Seller on or prior to the Closing Date. The Seller shall have delivered to the Company a certificate executed by the chief executive officer or chief financial officer, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transaction or to seek damages or a discovery order in connection with such Transaction, or which has or may have, in the reasonable opinion of the Company, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Seller.

(c) No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date hereof which has had or is reasonably likely to cause a Seller Material Adverse Effect.

(d) Satisfactory Completion of Due Diligence. The Company shall have completed its legal, accounting and business due diligence of the Seller and the results thereof shall be satisfactory to the Company in its sole and absolute discretion.

ARTICLE VI
Covenants

6.1 Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

6.2 Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transaction, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

6.3 Exclusivity. Each of the Company and the Seller shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. Each of the Seller and the Company shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6.4 Access. Each Party shall permit representatives of any other Party to have full access to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to such Party.

6.5 Preservation of Business. From the date of this Agreement until the Closing Date, the Seller and the Company shall operate only in the ordinary and usual course of business consistent with their respective past practices, and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses, and (c) not permit any action or omission that would cause any of their respective representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

ARTICLE VII
Miscellaneous

7.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile or email, on the date of transmission with receipt of a transmittal confirmation or (c) if by courier service, on the second (2nd) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. A party may change or supplement the addresses, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

7.2 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

7.3 Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of all Parties;

(b) by either the Seller, or the Company, if a material breach of any provision of this Agreement has been committed by another Party and such breach has not been waived or rectified within thirty (30) days after the breach; or

7.4 Limitation of Liability. Notwithstanding anything herein to the contrary, each of the Seller and the Company acknowledge and agree that the liability of the Shareholders arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of the Shareholders, and that no trustee, officer, other investment vehicle or any other affiliate of the Shareholders or any investor, shareholder or holder of shares of beneficial interest of the Shareholders shall be personally liable for any liabilities of the Shareholders.

7.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures received by pdf or email shall be deemed to be original signatures.

7.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

7.7 Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Disclosure Schedules (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transaction and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

7.8 Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the United States or the State of New York located within New York City, New York with respect to any matter arising between the parties, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York state or federal court.

7.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Seller
Dazzly Investment, Inc.

	By:	/s/ Wang Yue
	Name:	Wang Yue
	Title:	Director

The Company:
JX Luxventure Group Inc.

	By:	/s/ Sun Lei
	Name:	Sun Lei
	Title:	Chief Executive Officer

The Shareholders:

/s/ Wang Yue
Wang Yue

/s/ Cai Xiaoqing
Cai Xiaoqing

/s/ Liu Yu
Liu Yu

/s/ Wu Hao
Wu Hao

/s/ Ren Xiao Feng
Ren Xiao Feng

/s/ Chen Chuanwei
Chen Chuanwei

/s/ Chen Fei
Chen Fei

EXHIBIT A

Shareholder Name	Purchased Shares	Exchange Shares
Wang Yue	500	397,578
Cai Xiaoqing	500	397,578
Liu Yu	500	397,578
Wu Hao	500	397,578
Ren Xiao Feng	500	397,578
Chen Chuanwei	500	397,578
Chen Fei	500	397,578
Totals	3,500	2,783,046